RICHARDSON & COMPANY
                           550 Howe Avenue, Suite 260
                              Sacramento, CA 95825
                                 (916) 564-8727







September 28, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Amendment No. 1 to Form 8-K (Date of Report September 4, 2001) Filed by Humboldt Bancorp

Ladies and Gentlemen:

We have read the disclosure entitled "Changes in Registrant's Certifying Accountants" included in Humboldt Bancorp's Amendment No. 1 to Form 8-K (Date of Report September 4, 2001) filed on September 28, 2001, and we agree with the statements made in the that disclosure.

Very truly yours,

RICHARDSON & COMPANY

/s/  Joe R. Richardson

Joe R. Richardson, CPA

JRR:mlc